UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Commission File Number: 0-11936
Date of Report (Date of earliest event reported): May 12, 2006
LAFARGE NORTH AMERICA INC.
Incorporated in Maryland
12950 Worldgate Drive, Suite 500
Herndon, Virginia 20170
(703) 480-3600
I.R.S. Employer Identification No. 58-1290226
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     (b) Effective 12:59 p.m. on May 15, 2006, the following individuals resigned as directors of Lafarge North America Inc.:
Marshall A. Cohen
Philippe P. Dauman
Claudine B. Malone
Blythe J. McGarvie
James M. Micali
Robert W. Murdoch
Bertin F. Nadeau
John D. Redfern
Lawrence M. Tanenbaum and
Gerald H. Taylor
Item 5.03. Amendments to Articles of Incorporation or Bylaws, Changes in Fiscal Year.
     At a meeting on May 12, 2006 and effective 12:59 p.m. on May 15, 2006, our Board of Directors amended Article II, Section 2.02 of our By-Laws to read as follows:
SECTION 2.02. Number of Directors. The number of directors of the Corporation which shall constitute the whole Board shall be five (5). By vote of a majority of the entire Board of Directors, the number of directors fixed by the Charter or by the By-Laws may be increased or decreased, from time to time, not to exceed seventeen (17) nor be less than three (3) directors, but the tenure of office of a director shall not be affected by any decrease in the number of directors so made by the Board. Directors need not be stockholders in the Corporation or residents of the State of Maryland.
Item 9.01. Financial Statements and Exhibits.
          (d) Exhibits
3.1	Bylaws of Lafarge North America Inc. as amended effective May 15, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LAFARGE NORTH AMERICA INC.
By:	/s/ Eric C. Olsen
Eric C. Olsen
Executive Vice President and Chief Financial Officer

Date: May 18, 2006